UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2025

Vor Biopharma Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-39979	81-1591163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street
Suite 1350
Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 655-6580

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On September 17, 2025, Vor Biopharma Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a reverse stock split at a ratio of 1-for-20 (the “Charter Amendment”). The Charter Amendment was authorized by the stockholders of the Company at the Company’s Special Meeting of Stockholders held on August 25, 2025.

Pursuant to the Charter Amendment, effective at 5:00 p.m. Eastern Time on September 18, 2025 (the “Effective Time”), every 20 shares of the Company’s issued and outstanding common stock will be automatically converted into one issued and outstanding share of common stock, without any change in the par value per share. As a result of the reverse stock split, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise or vesting of all stock options and warrants outstanding at the Effective Time, which will result in a proportional decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise of such stock options and warrants, and a proportional increase in the exercise price of all such stock options and warrants. In addition, the number of shares reserved for issuance under the Company’s 2015 Stock Incentive Plan, Amended and Restated 2021 Equity Incentive Plan, 2021 Employee Stock Purchase Plan and 2023 Inducement Plan immediately prior to the Effective Time will be reduced proportionately.

No fractional shares will be issued as a result of the reverse stock split. Stockholders of record who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof. The reverse stock split will affect all stockholders proportionately and will not affect any stockholder’s percentage ownership of the Company’s common stock (except to the extent that the reverse stock split results in any stockholder owning only a fractional share).

The Company’s common stock will begin trading on The Nasdaq Global Select Market on a split-adjusted basis when the market opens on September 19, 2025. The new CUSIP number for the Company’s common stock following the reverse stock split will be 929033207.

As of September 16, 2025, there were 136,822,693 shares of common stock outstanding. Immediately following the reverse stock split, there will be approximately 6,841,134 shares of common stock outstanding (subject to adjustment due to the effect of cashing out fractional shares as described above).

A copy of the Charter Amendment is filed with this report as Exhibit 3.1.

Item 8.01	Other Events.

The information contained in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference.

The Company has registration statements on Form S-3 (File No. 333-268798, 333-284380 and 333-285969) and registration statements on Form S-8 (File No. 333-252908, 333-263540, 333-270789, 333-274275, 333-278117 and 333-285971) on file with the Securities and Exchange Commission (the “Commission”). Commission regulations permit the Company to incorporate by reference future filings made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offerings covered by registration statements filed on Form S-3 or Form S-8. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Information in this Item 8.01 of this Current Report on Form 8-K is therefore intended to be automatically incorporated by reference into each of the active registration statements listed above, thereby amending them. Pursuant to Rule 416(b) under the Securities Act, the amount of undistributed shares of Common Stock deemed to be covered by the effective registration statements of the Company described above are proportionately reduced as of the Effective Time to give effect to the Reverse Stock Split.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Vor Biopharma Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2025	Vor Biopharma Inc.

	By:	/s/ Jean-Paul Kress
	Name:	Jean-Paul Kress
	Title:	Chief Executive Officer